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                                                                   EXHIBIT 23.1

                       Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34642) pertaining to the Amended and Restated Advanced Lighting Technologies, Inc. 1995 Incentive Award Plan and the Registration Statement (Form S-8 No. 333-22159) pertaining to the Advanced Lighting Technologies, Inc. Employee Stock Purchase Plan of our report dated December 19, 1997 with respect to the financial statements of Ruud Lighting, Inc. included in this Current Report (Form 8-K) dated January 2, 1998.

                                             /s/ Ernst & Young LLP

Cleveland, Ohio
January 12, 1998